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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2015

MILLENNIAL MEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35478 (Commission File Number)	20-5087192 (IRS Employer Identification No.)

2400 Boston Street, Suite 300 Baltimore, Maryland (Address of Principal Executive Offices)	21224 (Zip Code)

(410) 522-8705
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On September 3, 2015, Millennial Media, Inc., a Delaware corporation ("Millennial Media" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AOL Inc., a Delaware corporation ("AOL"), and Mars Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AOL ("Acquisition Sub"), pursuant to which Acquisition Sub will, upon the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company's common stock and then merge with and into the Company.

        Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Acquisition Sub will commence a tender offer (the "Offer") no later than September 18, 2015 to acquire all outstanding shares of common stock of the Company at a purchase price of $1.75 per share (the "Offer Price"), net to the seller in cash, without interest, less any required withholding taxes. The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Acquisition Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of AOL (the "Merger"). The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Company common stock (other than shares of Company common stock held by the Company, AOL or Acquisition Sub or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law), will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest.

        The Offer is subject to customary conditions, including, among other things, (i) the absence of a termination of the Merger Agreement in accordance with its terms, (ii) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn, together with any shares of Company common stock then owned by AOL or its subsidiaries, shall equal at least a majority of the outstanding shares of Company common stock on a fully diluted basis, (iii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or otherwise been terminated and (iv) that no governmental authority shall have enacted any law or order which makes the Offer or the Merger illegal or otherwise prohibits the consummation of the Offer or the Merger. The Offer also is subject to other customary conditions for a transaction of this nature.

        The Merger is subject to the following closing conditions: (i) Acquisition Sub having accepted for payment all shares of Company common stock validly tendered and not withdrawn in the Offer and (ii) no governmental authority having enacted any law or order which makes the Merger illegal or otherwise prohibits the consummation of the Merger.

        The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of Delaware law, and (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company common stock to Acquisition Sub in the Offer. The board of directors of AOL has also approved the Offer and the Merger.

        The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company's board of directors to exercise its fiduciary duties.

        The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay AOL a termination fee of approximately $10,257,222 million, or under other specified circumstances, an expense reimbursement of approximately $2,735,259 million.

        The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

        The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, AOL, Acquisition Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, AOL, Acquisition Sub or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or AOL. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or AOL and their respective subsidiaries that the respective companies or their affiliates include in reports, statements and other filings they may make with the U.S. Securities and Exchange Commission ("SEC").

Item 7.01.    Regulation FD Disclosure.

        On September 3, 2015, AOL issued a press release, which Millennial Media posted on its web site, announcing the execution of the Merger Agreement described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

  Important Information

        The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is not an offer to purchase or a solicitation of an offer to sell shares of the Company's common stock. The solicitation and the offer to purchase shares of the Company's common stock will only be made pursuant to an offer to purchase and related materials that AOL and Acquisition Sub intend to file with the SEC. At the time the tender offer is commenced, AOL and Acquisition Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation / Recommendation Statement, will be made available to all holders of shares of the Company common stock at no expense to them. The tender offer materials and the Solicitation / Recommendation Statement will be made available for free at the SEC's website at www.sec.gov. Holders of shares of Company common stock may also obtain a copy of the Solicitation / Recommendation Statement and other documents (when available) that the Company files with the SEC for free from the Company at www.millennialmedia.com or by directing a request to the Company at IR@millennialmedia.com.

  Forward Looking Statements

        This communication may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipates," "estimates," "expects," "projects," "forecasts," "intends," "plans," "will," "believes" and words and terms of similar substance used in connection with any discussion of the proposed transaction identify forward-looking statements. These forward-looking statements are based on management's current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including the risks and uncertainties discussed in the Company's filings with the SEC, in particular the factors discussed in detail in the "Risk Factors" sections contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the tender offer documents to be filed by AOL and Acquisition Sub, and the Solicitation/Recommendation Statement to be filed by the Company, as well as, among other things: (1) the ability to obtain requisite regulatory approvals required to complete the proposed transaction with AOL, (2) the satisfaction of the conditions to the consummation of the proposed transaction, (3) the timing of the completion of the proposed transaction, (4) the potential impact of the announcement or consummation of the proposed transaction on our relationships, including with employees, suppliers and customers, and (5) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 3, 2015, by and among AOL Inc., Mars Acquisition Sub, Inc. and Millennial Media, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Millennial Media hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)
99.1	Press Release dated September 3, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIAL MEDIA, INC.
Date: September 3, 2015	By:	/s/ HO SHIN
		Name:	Ho Shin
		Title:	General Counsel and Corporate Secretary

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 3, 2015, by and among AOL Inc., Mars Acquisition Sub, Inc. and Millennial Media, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Millennial Media hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)
99.1	Press Release dated September 3, 2015

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX